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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 28, 2005

                              ITT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Indiana                        1-5672                  13-5158950
(State or other jurisdiction          (Commission            (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

 4 West Red Oak Lane
White Plains, New York
(Address of principal                                                   10604
  executive offices)                                                  (Zip Code)

       Registrant's telephone number, including area code: (914) 641-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 28, 2005 ITT Industries, Inc., as borrower, entered into an agreement to amend and restate its 364-day revolving credit agreement dated as of March 29, 2004 with JPMorgan Chase Bank, N.A., Citicorp North America, Inc., Deutsche Bank AG New York Branch, The Bank of Tokyo-Mitsubishi Ltd., New York Branch, and Societe Generale as Lenders J.P. MORGAN SECURITIES, INC. as Sole Lead Arranger and JPMORGAN CHASE BANK, N.A , a national banking organization, as Administrative agent for the Lenders filed as Exhibit . The Lenders signatory to the Amended and Restated Credit Agreement have committed to make loans to ITT Industries, Inc. to the extent of each Lender's individual commitment, provided in the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement will be used by ITT Industries, Inc. to refinance certain indebtedness and other general corporate purposes.

(c) Exhibits

10.1 Amended and Restated Credit Agreement, Dated as of March 28, 2005, Amending and restating the 364-Day Revolving Credit Facility Agreement dated as of March 29, 2004

10.2 364-Day Revolving Credit Facility Agreement dated as of March 29, 2004

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ITT INDUSTRIES, INC.

                                           By: /s/ Kathleen S. Stolar
                                               __________________________
                                               Kathleen S. Stolar

                                           Its: Vice President, Secretary
                                                and Associate General Counsel

Date: March 30, 2005

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